Exhibit 10.8
GUESS?, INC.
2004 EQUITY INCENTIVE PLAN
NONQUALIFIED STOCK OPTION AGREEMENT

THIS NONQUALIFIED STOCK OPTION AGREEMENT (this “Option Agreement”) dated February 20, 2019 by and between Guess?, Inc., a Delaware corporation (the “Company”), and Carlos E. Alberini (the “Grantee”) evidences the nonqualified stock option (the “Option”) granted by the Company to the Grantee as to the number of shares of the Company’s Common Stock first set forth below.

Number of Shares of Common Stock:(1) 600,000    Award Date: February 20, 2019
Exercise Price per Share:(1) $21.38    Expiration Date:(1)(2) February 20, 2029
Award No: 00007862
Vesting(1)(2) The Option shall become vested in accordance with the vesting requirements set forth in
Section 1 of the Terms and Conditions of Nonqualified Stock Option (the “Terms”) attached to this
Option Agreement incorporated herein by this reference).

The Option is granted under the Guess?, Inc. 2004 Equity Incentive Plan (as Amended and Restated as of May 19, 2017) (the “Plan”) and subject to the Terms (incorporated herein by this reference) and to the Plan.  The Option has been granted to the Grantee in addition to, and not in lieu of, any other form of compensation otherwise payable or to be paid to the Grantee.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Plan, except where a capitalized term is defined in the Executive Employment Agreement between the Company and the Grantee, dated January 27, 2019 (the “Employment Agreement”), and this Option Agreement indicates the definition used in the Employment Agreement shall apply for purposes of this Option Agreement as well.  The parties agree to the terms of the Option set forth herein.  The Grantee acknowledges receipt of a copy of the Terms, the Plan and the Prospectus for the Plan. This Option is in complete satisfaction of the Grantee’s right to receive an award of “Stock Options” (as such term is defined in the Employment Agreement) pursuant to Section 6(a) of the Employment Agreement.

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“GRANTEE”	GUESS?, INC. a Delaware corporation

/s/ Carlos E. Alberini
Signature	By:	/s/ Jason T. Miller

Carlos E. Alberini	Print Name:	Jason T. Miller
Print Name
	Title:	Secretary

CONSENT OF SPOUSE

In consideration of the Company’s execution of this Option Agreement, the undersigned spouse of the Grantee agrees to be bound by all of the terms and provisions hereof and of the Plan.

Signature of Spouse	Date

(1)    Subject to adjustment under Section 16 of the Plan.

(2)
Subject to early termination if the Grantee’s employment terminates, or should a Change in Control occur, under certain circumstances.  See Sections 5, 7 and 8 of the Terms and Sections 14 and 16 of the Plan for additional details regarding possible adjustments and acceleration of vesting.

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TERMS AND CONDITIONS OF NONQUALIFIED STOCK OPTION

1.	Vesting.

A.    Vesting in General. Except as otherwise expressly provided in this Section 1 and in Sections 5 and 8, the Option shall become vested as to 25% of the total number of shares of Common Stock subject to the Option (subject to adjustment under Section 16 of the Plan) on the first, second, third and fourth anniversaries of the Award Date (each such date is referred to herein as a “Vesting Date”), provided that the Grantee has been continuously in Service with the Company from the Award Date through each applicable Vesting Date. As used herein, the term “Service” means employment by the Company or a Subsidiary (the date that the Grantee’s Service with the Company terminates is referred to as the “Severance Date”).

B.    Disability or Death. Notwithstanding anything contained herein or in the Plan to the contrary, in the event of the Grantee’s “Disability” (as defined in the Employment Agreement) or death while in Service before the fourth anniversary of the Award Date, the Option shall become vested as to a pro-rata portion of the then outstanding and otherwise unvested portion of the Option that was otherwise scheduled to vest on the next regularly scheduled Vesting Date under Section 1(A) after the Grantee’s Severance Date determined by multiplying (1) the total number of such shares subject to the Option that were otherwise scheduled to vest on the next regularly scheduled Vesting Date under Section 1(A) after the Severance Date by (2) the Pro-Rata Fraction. As used herein, the “Pro-Rata Fraction” means the fraction obtained by dividing (i) the total number of days the Grantee was in Service with the Company following the last regularly scheduled Vesting Date under Section 1(A) (or, if there is no prior Vesting Date in the circumstances, following the Award Date) that occurred prior to the Grantee’s Severance Date through and including the Severance Date, by (ii) the total number of calendar days following the last regularly scheduled Vesting Date under Section 1(A) (or, if there is no prior Vesting Date in the circumstances, following the Award Date) through and including the Vesting Date that was next scheduled to occur after the Grantee’s Severance Date. Notwithstanding the foregoing, this Section 1(B) shall not apply to the Option if the Grantee’s Severance Date occurs on a Vesting Date. Any shares subject to the Option hereto as of the Severance Date that are not vested after giving effect to the foregoing provisions of this Section 1(B) shall terminate and be cancelled as of the Severance Date.

C.    Termination without Cause or for Good Reason. Notwithstanding anything contained herein or in the Plan to the contrary, in the event that the Grantee’s employment by the Company is terminated (a) by the Company without “Cause” (as defined in the Employment Agreement), (b) by the Grantee for “Good Reason” (as defined in the Employment Agreement), or (c) upon expiration of the “Employment Term” (as defined in the Employment Agreement) then in effect by reason of the Company’s delivery of a non-renewal notice pursuant to Section 2 of the Employment Agreement if the Company did not have Cause to deliver such non-renewal notice, in any case before the fourth anniversary of the Award Date (such termination of employment under (a), (b) or (c) above, a “Qualifying Termination”), the then outstanding and otherwise unvested portion of the Option shall become vested and exercisable as of the Qualifying Termination subject to Section 1(D) below.

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D.    Release of Claims. Notwithstanding the foregoing, the accelerated vesting provisions of Section 1(C) are subject to the Grantee’s satisfaction of the Release requirement of Section 9(e) of the Employment Agreement in connection with the termination of his Service and, if such requirement is not timely satisfied, Section 5 shall apply.

2.	Limits on Exercise; Incentive Stock Option Status.
The Option may be exercised only to the extent the Option is vested and exercisable.

•
Cumulative Exercisability. To the extent that the Option is vested and exercisable, the Grantee has the right to exercise the Option (to the extent not previously exercised), and such right shall continue, until the expiration or earlier termination of the Option.

•	No Fractional Shares. Fractional share interests shall be disregarded but may be cumulated.

•
Minimum Exercise. No fewer than 100 shares of Common Stock (subject to adjustment under Section 16 of the Plan) may be purchased at any one time, unless the number purchased is the total number at the time exercisable under the Option.

•	Nonqualified Stock Option. The Option is a nonqualified stock option and is not, and shall not be, an incentive stock option within the meaning of Section 422 of the Code.

3.	Continuance of Employment Required; No Employment/Service Commitment.
Except as expressly provided in Section 1 of this Option Agreement, the vesting schedule requires continued Service through each applicable vesting date as a condition to the vesting of the applicable installment of the Option and the rights and benefits under this Option Agreement.  Service for only a portion of the vesting period, even if a substantial portion, will not (except as expressly provided in Section 1) entitle the Grantee to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of Services as provided in Section 5 below or under the Plan.
Nothing contained in this Option Agreement or the Plan constitutes a continued employment or service commitment by the Company or any of its Subsidiaries, affects the Grantee’s status, if he is an employee, as an employee at will who is subject to termination without cause, confers upon the Grantee any right to remain employed by or in service to the Company or any Subsidiary or interferes in any way with the right of the Company or any Subsidiary at any time to terminate such employment or service.

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4.	Method of Exercise of Option.
The Option shall be exercisable by the delivery to the Secretary of the Company (or such other person as the Committee may require pursuant to such administrative exercise procedures as the Committee may implement from time to time) of:

•	;

•
payment in full for the Exercise Price of the shares to be purchased (a) in cash, cashier’s or bank check to the Company, or (b) (subject to compliance with all applicable laws, rules, regulations and listing requirements and further subject to such rules as the Committee may adopt as to any non-cash payment) in shares of Common Stock already owned by the Grantee, valued at their Fair Market Value on the exercise date, or (c) through a “cashless exercise” procedure by notice and third party payment in such manner as may be authorized by the Committee pursuant to Section 8(f) of the Plan;

•	any written statements or agreements required pursuant to Section 19(g) of the Plan; and

•	satisfaction of the tax withholding provisions of Section 19(a) of the Plan.

5.	Termination of Option upon a Termination of Grantee’s Employment.
Subject to earlier termination on the Expiration Date of the Option and subject to Section 1 above, if the Grantee’s Service terminates, the following rules shall apply:

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•
if the Grantee’s Service terminates due to his death, Disability (as defined in the Employment Agreement) or Retirement, then (a) the Grantee, his personal representative or beneficiary will have twelve (12) months from the Severance Date to exercise the Option (or any portion thereof) to the extent that it was exercisable on the Severance Date; provided that if the Grantee’s employment terminates as a result of Disability or Retirement and he dies during such 12-month period, his beneficiary will have one year from the date of the Grantee’s death to exercise the Option (or any portion thereof) to the extent it was vested on the Grantee’s Severance Date, (b) the Option, to the extent not exercisable on the Severance Date (after giving effect to any accelerated vesting provided for in Section 1(B) or 1(C) in the circumstances), shall terminate on the Severance Date, and (c) the Option, to the extent exercisable for the 12-month period following the Severance Date (or, if applicable, the 12-month period following the Grantee’s subsequent death) and not exercised during such period, shall terminate at the close of business on the last day of such 12-month period.

•
if the Grantee’s Service terminates for any reason other than his death, Disability or Retirement, then (a) the Grantee will have sixty (60) days from the Severance Date to exercise the Option (or portion thereof) to the extent that it was exercisable on the Grantee’s Severance Date, (b) the Option, to the extent not exercisable on the Severance Date, shall terminate on the Severance Date, and (c) the Option, to the extent exercisable for the sixty (60) day period following the Severance Date and not exercised during such period, shall terminate at the close of business on the last day of the 60-day period.

In all events the Option is subject to earlier termination on the Expiration Date of the Option.  The Committee shall be the sole judge of whether the Grantee continues to render Service for purposes of this Option Agreement.

6.	Non-Transferability.
The Option and any other rights of the Grantee under this Option Agreement or the Plan are nontransferable and exercisable only by the Grantee, except as set forth in Section 15 of the Plan.

7.	Adjustments Upon Specified Events.
Upon the occurrence of certain events relating to the Company’s Common Stock contemplated by Section 16(b) of the Plan, the Committee will make adjustments, if appropriate, in the number of shares subject to the Option, the Exercise Price, and the number and kind of securities subject to the Option.

8.	Change in Control.
Notwithstanding anything to the contrary in Sections 1 or 5 of this Agreement or any provision of the Plan, the following provisions shall apply upon a Change in Control:
A.    The Company may terminate the Option effective upon (or, as necessary to give effect to such termination, immediately prior to, a Change in Control), or may provide in connection with a Change in Control for any then-outstanding portion of the Option to be assumed or converted into an option to acquire common stock of any surviving or successor entity to the Company or a parent thereof (the “Successor Entity” and any such assumed Option

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a “Substitute Option”). If a Change in Control occurs and the then-outstanding portion of the Option is to be terminated and not assumed by a Successor Entity as a Substitute Option: (i) the Option, to the extent then outstanding and unvested, shall be deemed to be fully vested upon (or, as necessary to give effect to such acceleration, immediately prior to) the Change in Control, and (ii) the Grantee shall, if the Option is not to be settled in the transaction, be given a reasonable opportunity to exercise such Option before it terminates, with any such exercise prior to the Change in Control to be contingent upon and effective as of but subject to the actual occurrence of the Change in Control or immediately prior to the Change in Control.
B.    Any Substitute Option will have substantially the same terms and conditions as the Predecessor Option, with appropriate adjustments as to the number and kind of shares and exercise price subject thereto.

9.	Compliance.
The Grantee hereby agrees to cooperate with the Company, regardless of the Grantee’s employment status with the Company, to the extent necessary for the Company to comply with applicable state and federal laws and regulations relating to the Option.

10.	Notices.
Any notice required or permitted under this Option Agreement shall be deemed given when personally delivered, or when deposited in a United States Post Office, postage prepaid, addressed, as appropriate, to the Grantee either at the address on record with the Company or such other address as may be designated by Grantee in writing to the Company; or to the Company, Attention: Stock Plan Administration, 1444 South Alameda Street, Los Angeles, California 90021, or such other address as the Company may designate in writing to the Grantee.

11.	Failure to Enforce Not a Waiver.
The failure of the Company or the Grantee to enforce at any time any provision of this Option Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

12.	Plan.
The Option and all rights of the Grantee under this Option Agreement are subject to, and the Grantee agrees to be bound by, all of the terms and conditions of the Plan, incorporated herein by this reference.  In the event of a conflict or inconsistency between the terms and conditions of this Option Agreement and of the Plan, the terms and conditions of the Plan shall govern.  The Grantee agrees to be bound by the terms of the Plan and this Option Agreement (including these Terms).  The Grantee acknowledges having read and understood the Plan, the Prospectus for the Plan, and this Option Agreement.  Unless otherwise expressly provided in other sections of this Option Agreement, provisions of the Plan that confer discretionary authority on the Board or the Committee do not and shall not be deemed to create any rights in the Grantee unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Board or the Committee so conferred by appropriate action of the Board or the Committee under the Plan after the date hereof.

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13.	Entire Agreement.
This Option Agreement (including these Terms) and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof.  The Plan and this Option Agreement may be amended pursuant to Section 18 of the Plan.  Such amendment must be in writing and signed by the Company.  The Company may, however, unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect the interests of the Grantee hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

14.	Governing Law.
This Option Agreement shall be governed by and construed according to the laws of the State of Delaware, without regard to Delaware or other laws that might cause other law to govern under applicable principles of conflicts of law.  For purposes of litigating any dispute that arises under this Option Agreement, the parties hereby submit to and consent to the jurisdiction of the State of California, and agree that such litigation shall be conducted in the courts of Los Angeles County, or the federal courts for the United States for the Central District of California, and no other courts, where this Option Agreement is made and/or to be performed.

15.	Electronic Delivery.
The Company may, in its sole discretion, decide to deliver any documents related to the Option awarded under the Plan or future stock options that may be awarded under the Plan by electronic means or request the Grantee’s consent to participate in the Plan by electronic means. The Grantee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

16.	Effect of this Agreement.
This Option Agreement shall be assumed by, be binding upon and inure to the benefit of any successor or successors to the Company.

17.	Counterparts.
This Option Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

18.	Committee’s Powers.
No provision contained in this Option Agreement shall in any way terminate, modify or alter, or be construed or interpreted as terminating, modifying or altering any of the powers, rights or authority vested in the Committee or, to the extent delegated, in its delegate pursuant to the terms of the Plan or resolutions adopted in furtherance of the Plan, including, without limitation, the right to make certain determinations and elections with respect to the Options.

19.	Section Headings.
The section headings of this Option Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

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20.	Clawback Policy.

The Option is subject to the terms of the Company’s recoupment, clawback or similar policy as it may be in effect from time to time, as well as any similar provisions of applicable law, any of which could in certain circumstances require forfeiture of the Option and repayment or forfeiture of any shares of Common Stock or other cash or property received with respect to the Option (including any value received from a disposition of the shares acquired upon exercise of the Option).

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